EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:	EDWARD F. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(440) 947-2000
ParkOhio Announces Second Quarter Results
     CLEVELAND, OHIO, July 28, 2009 — Park-Ohio Holdings Corp. (NASDAQ:PKOH) today announced results for its second quarter ended June 30, 2009.
SECOND QUARTER RESULTS
     Net sales were $163.4 million for second quarter 2009, a reduction of 43% from net sales of $285.9 million for second quarter 2008. Net income for the second quarter of 2009 was $3.3 million, or $.29 per share dilutive, compared to net income of $5.7 million, or $.49 per share dilutive, for second quarter 2008. Included in the 2009 results were a gain of $3.1 million on the purchase of Park-Ohio Industries, Inc. 8.375% senior subordinated notes due 2014 and a charge of $2.0 million to reserve for an account receivable from a customer in bankruptcy.
SIX MONTHS RESULTS
     Net sales were $344.7 million for the first six months of 2009, a reduction of 38% from net sales of $553.0 million for the same period of 2008. Net loss for the first six months of 2009 was $2.2 million, or $(.20) per share, versus net income of $9.2 million, or $.79 per share dilutive, in the same period of 2008. Included in the 2009 results were a gain of $3.1 million on the purchase of Park-Ohio Industries, Inc. 8.375% senior subordinated notes due 2014 and a charge of $2.0 million to reserve for an account receivable from a customer in bankruptcy.
     Edward F. Crawford, Chairman and Chief Executive Officer, stated, “Although revenues declined in the second quarter of 2009, we are pleased the Company returned to profitability in the quarter. We continue to make adjustments in operations as we prepare the Company for the future.”
     A conference call reviewing ParkOhio’s second quarter results will be broadcast live over the Internet on Wednesday, July 29, commencing at 10:00 am Eastern Time. Simply log on to http://www.pkoh.com.
     ParkOhio is a leading provider of supply management services and a manufacturer of highly engineered products. Headquartered in Cleveland, Ohio, the Company operates 28 manufacturing sites and 38 supply chain logistics facilities.
     This news release contains forward-looking statements, including statements regarding future performance of the Company that are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.
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     Among the key factors that could cause actual results to differ materially from expectations are: the cyclical nature of the vehicular industry; timing of cost reductions; labor availability and stability; changes in economic and industry conditions, including as a result of the current global financial crisis; adverse impacts to the Company, its suppliers and customers from acts of terrorism or hostilities; the financial condition of the Company’s customers and suppliers, including the impact of any bankruptcies; the Company’s ability to successfully integrate the operations of acquired companies; the uncertainties of environmental, litigation or corporate contingencies; and changes in regulatory requirements. These and other risks and assumptions are described in the Company’s reports that are available from the United States Securities and Exchange Commission. The Company assumes no obligation to update the information in this release.
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CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
(In Thousands, Except per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net sales	$163,405	$285,940	$344,655	$553,030
Cost of products sold	134,077	242,205	291,464	470,602

Gross profit	29,328	43,735	53,191	82,428
Selling, general and administrative expenses	22,214	28,012	44,836	53,957
Gain on purchase of 8.375% senior subordinated notes	(3,096)	0	(3,096)	0

Operating income	10,210	15,723	11,451	28,471
Interest expense	6,128	6,632	12,099	13,896

Income before income taxes	4,082	9,091	(648)	14,575
Income taxes	810	3,374	1,542	5,376

Net income	$3,272	$5,717	$(2,190)	$9,199

Amounts per common share:
Basic	$0.30	$0.52	$(0.20)	$0.83
Diluted	$0.29	$0.49	$(0.20)	$0.79

Common shares used in the computation
Basic	11,008	11,082	10,890	11,118
Diluted	11,282	11,597	10,890	11,644

Other financial data:
EBITDA, as defined	$17,558	$21,866	$25,284	$40,587

Note A—EBITDA, as defined, reflects earnings before interest, income taxes, and excludes depreciation, amortization, certain non-cash charges and corporate-level expenses as defined in the Company’s Revolving Credit Agreement. EBITDA is not a measure of performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for net income, cash flows from operating, investing and financing activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents EBITDA because management believes that EBITDA is useful to investors as an indication of the Company’s satisfaction of its Debt Service Ratio covenant in its Revolving Credit Agreement and because EBITDA is a measure used under the Company’s revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA as defined herein may not be comparable to other similarly titled measures of other companies. The following table reconciles net income to EBITDA, as defined:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net income	$3,272	$5,717	$(2,190)	$9,199
Add back:
Income taxes	810	3,374	1,542	5,376
Interest expense	6,128	6,632	12,099	13,896
Reserve for customer in bankruptcy	2,015	0	2,015	0
Depreciation and amortization	4,396	5,155	9,589	10,388
Miscellaneous	937	988	2,229	1,728

EBITDA, as defined	$17,558	$21,866	$25,284	$40,587

Note B—In the second quarter of 2009, the Company recorded a gain of $3.1 million on the purchase of $6.125 million principal amount of Park-Ohio Industries, Inc. 8.375% senior subordinated notes due 2014.
Note C—In the second quarter of 2009, the Company recorded a charge of $2.0 million to reserve for an account receivable from a customer in bankruptcy.

CONSOLIDATED CONDENSED BALANCE SHEETS
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

	June 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)
	(In Thousands)
ASSETS

Current Assets
Cash and cash equivalents	$12,663	$17,825
Accounts receivable, net	123,707	165,779
Inventories	216,444	228,817
Deferred tax assets	9,446	9,446
Unbilled contract revenue	11,783	25,602
Other current assets	8,070	12,818

Total Current Assets	382,113	460,287

Property, Plant and Equipment	251,288	248,474
Less accumulated depreciation	165,627	157,832

Total Property Plant and Equipment	85,661	90,642

Other Assets
Goodwill	4,100	4,109
Other	65,977	64,182

Total Other Assets	70,077	68,291

Total Assets	$537,851	$619,220

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Trade accounts payable	$72,584	$121,995
Accrued expenses	47,058	74,351
Current portion of long-term debt	2,323	8,778
Current portion of other postretirement benefits	2,290	2,290

Total Current Liabilities	124,255	207,414

Long-Term Liabilities, less current portion
8.375% Senior Subordinated Notes due 2014	192,860	198,985
Revolving credit maturing on December 31, 2010	168,100	164,600
Other long-term debt	6,827	2,283
Deferred tax liability	9,090	9,090
Other postretirement benefits and other long-term liabilities	23,492	24,093

Total Long-Term Liabilities	400,369	399,051

Shareholders’ Equity	13,227	12,755

Total Liabilities and Shareholders’ Equity	$537,851	$619,220

BUSINESS SEGMENT INFORMATION (UNAUDITED)
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
NET SALES

Supply Technologies	$77,444	$138,551	$160,415	$267,784
Aluminum Products	21,635	43,984	43,993	84,520
Manufactured Products	64,326	103,404	140,247	200,726

	$163,405	$285,939	$344,655	$553,030

INCOME BEFORE INCOME TAXES

Supply Technologies	$2,885	$6,585	$3,431	$11,292
Aluminum Products	(1,794)	(62)	(5,456)	(1,117)
Manufactured Products	9,373	14,419	17,085	27,641

	10,464	20,942	15,060	37,816
Corporate and Other Costs	(254)	(5,218)	(3,609)	(9,345)
Interest Expense	(6,128)	(6,633)	(12,099)	(13,896)

	$4,082	$9,091	$(648)	$14,575